Exhibit 99.1

CERTIFICATION

OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ann O. Baskins, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Hewlett-Packard Erste Vermögensverwaltungs-und Beteiligungsgesellschaft mbH (the “Company”) for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2003	/s/ Ann O. Baskins
Ann O. Baskins Managing Director and Chief Executive Officer (Principal Executive Officer)

I, Charles N. Charnas, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Hewlett-Packard Erste Vermögensverwaltungs-und Beteiligungsgesellschaft mbH (the “Company”) for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2003	/s/ Charles N. Charnas
Charles N. Charnas Managing Director and Chief Financial Officer (Principal Financial Officer)